Exhibit 10.7

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (the "Agreement"), dated as of April 26th, 2001, by and between JOSE ANTONIO O'DALY ("OWNER") and ASTRALIS, LLC, a New Jersey limited liability company ("LICENSEE").

                                    RECITALS

      WHEREAS, OWNER is the owner of United States patent application Serial No. 09-809003, filed March 16, 2001 entitled "Compositions and Methods for the Treatment and Clinical Remission of Psoriasis" (the "Invention").

      WHEREAS, LICENSEE desires to obtain an exclusive license to use and exploit the Invention and the technology related thereto, including the ability to license foreign patent rights, and OWNER desires to grant such exclusive license, upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the parties contained in this Agreement, the parties hereby agree as follows:

1.    DEFINITIONS.

      For the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

      1.1 "Combination Product(s)" shall mean any product containing both a pharmaceutically active agent or ingredient which constitutes a Licensed Product and one or more other pharmaceutically active agents or ingredients which do not constitute Licensed Products.

      1.2 "Confidential Information" shall mean all tangible or intangible information, whether oral, written or in any other medium, directly relating to the Invention. "Confidential Information" shall include, by way of example but not limitation, the Invention and any derivations thereof, all trade secrets, copyrightable works, patentable works, know-how, designs, innovations, discoveries, formulations, specifications, improvements, processes, response rates, product data, supplier lists, customer lists, price lists, purchase and sales records, other sales information financial information, marketing information, computer programs, manuals or documentation of any kind. "Confidential Information" shall not include information which is or becomes generally available to the public (other than as a result of a disclosure by the LICENSEE or any Sublicensee or their representatives).

      1.3 "Licensed Product(s)" shall mean tangible materials which, in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe upon one or more claims of the Patent Rights.


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

      1.4 "Patent Rights" shall mean the U.S. patents and patent applications, and any non-U.S. patent applications for the Invention, including any and all and division(s), continuation(s) or continuation-in-part(s) thereof, together with the equivalent thereof issuing thereon or any reissue or extension thereof.

      1.5 "Sublicensee" shall mean any third party to whom LICENSEE has granted a license to make, have made, use and/or sell the Licensed Product(s).

2. GRANT OF EXCLUSIVE RIGHT TO LICENSEE TO DEVELOP AND SUBLICENSE FOR A LIMITED PERIOD OF TIME.

      2.1 OWNER hereby grants to LICENSEE the exclusive right and license to use and exploit the Invention and the Patent Rights and, to make, have made, use, sell and import Licensed Product(s) and/or Combination Products throughout the world during the term of this Agreement.

      2.2  OWNER  shall  retain  the  right  to  Manufacture  and  use  Licensed
Product(s) in its own laboratories or in the laboratories of third parties exclusively for scientific purposes and for continued research.

      2.3 Subject to the provisions of Section 2.4, LICENSEE shall have the right to grant a sublicense with respect to the rights and license granted to LICENSEE under this Agreement.

      2.4 Unless the parties otherwise agree, the right of LICENSEE to grant a sublicense is subject to the fulfillment of the following terms and conditions:

            (a) Any sublicense must be in writing and must explicitly provide that the Sublicensee shall have, at a minimum, the same obligations to OWNER as the obligations of LICENSEE under this Agreement.

            (b) LICENSEE shall not grant to any third-party any right to the Invention which extends beyond the termination of the license under this Agreement.

3.    ROYALTIES.

      3.1 For the rights and license granted hereunder, LICENSEE shall pay to OWNER a royalty payment of Ten Dollars ($10.00) within ten (10) days after the execution of this License Agreement.

4.    PATENT PROSECUTION AND MAINTENANCE.

      4.1 During the term of this Agreement, OWNER shall have primary responsibility for the prosecution, filing and maintenance of all Patent Rights; PROVIDED, HOWEVER, LICENSEE shall have a reasonable opportunity to consult with
OWNER   regarding  such  matters,


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

and shall cooperate with OWNER in such prosecution, filing and maintenance. OWNER will be obligated to pursue the patent in good faith.

      4.2 During the term of this Agreement, LICENSEE shall pay all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights. OWNER is not financially obliged to maintain and prosecute patents or any Patent Rights during the term of this Agreement.

      4.3 LICENSEE shall cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by OWNER for the perfection, maintenance, enforcement or defense of OWNER's rights to or in the Invention and the Patent Rights.

5.    INFRINGEMENT.

      5.1 LICENSEE and OWNER shall each inform the other promptly in writing if either of them become aware of any alleged infringement of Patent Rights by a third party.

      5.2 OWNER shall have the right, in his discretion, to elect to prosecute any claims arising from the infringement of the Patent Rights. In the event that OWNER chooses not to prosecute any claim for infringement within thirty (30) days of when he becomes aware of such infringement, or if the OWNER fails to diligently pursue any infringement action, LICENSEE shall have the right to pursue the infringement action. In such event, LICENSEE shall have the right, if OWNER is a legally indispensable party, to bring such suit or action in the name of OWNER. OWNER shall have the right to join any such suit or action brought by LICENSEE.

      5.3 LICENSEE shall pay all reasonable attorneys' fees and other costs incurred by OWNER or LICENSEE in an infringement action, including any action described in Section 5.6.

      5.4 LICENSEE shall be entitled to retain all amounts received by either OWNER or LICENSEE from any infringement action if this Agreement has not been terminated.

      5.5 LICENSEE shall not enter into any settlement, consent judgment or other voluntary final disposition of any infringement action without the prior written consent of OWNER, which consent shall not be unreasonably withheld or delayed.

      5.6 In the event that any person commences an action alleging the invalidity or non-infringement of any of the Patent Rights against LICENSEE, LICENSEE shall promptly notify OWNER, and the parties shall consult concerning the action to be taken. OWNER, at its option, shall have the right within thirty
(30) days after commencement of such action to intervene and assume the defense of the action, with counsel selected by OWNER. LICENSEE shall have the right to join in the defense of any such suit or action by OWNER. In such event, OWNER will confer with LICENSEE prior to making any decision regarding settlement or other significant decisions regarding the action and no such decision will be made without LICENSEE's consent, which consent will not be unreasonably withheld or delayed.


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6.    COMMERCIALIZATION AND FOOD AND DRUG ADMINISTRATION APPROVAL.

      6.1 LICENSEE shall use its best efforts, either directly or through a Sublicensee, to bring one or more Licensed Products to market through a vigorous and diligent program for exploitation of the Patent Rights to attain maximum commercialization of Licensed Products.

      6.2 LICENSEE shall use its best efforts, either directly or through a Sublicensee, to obtain approval of the US Food and Drug Administration for the commercial sale of Licensed Products in the United States of America.

7.    REPRESENTATIONS AND WARRANTIES.

      7.1 OWNER represents and warrants to LICENSEE that:

      (a) This Agreement constitutes the legal, valid and binding obligation of OWNER, enforceable against the OWNER in accordance with its terms.

      (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory bodies is required for the due execution, delivery and performance of this Agreement by the OWNER.

      (c) To OWNER's knowledge, OWNER has the sole, exclusive and unencumbered right to grant the licenses and rights granted to LICENSEE under this Agreement.

      (d) OWNER has not granted any option, license, right or interest in or to the Invention to any third party which would conflict with the rights granted by this Agreement.

      7.2 LICENSEE represents and warrants to OWNER that:

      (a) LICENSEE has duly authorized the execution, delivery and performanTce of this Agreement and this Agreement constitutes the legal, valid and binding obligation of the LICENSEE, enforceable against the LICENSEE in accordance with its terms.

      (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory bodies is required for the due execution, delivery and performance of this Agreement by the LICENSEE.

8.    TERM; TERMINATION.

      8.1 This Agreement shall have a term commencing on the date of this Agreement and expiring on the last date of expiration of any patent included in the Patent Rights, unless terminated on an earlier date in accordance with the provisions of this Section 8.


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      8.2 The  occurrence of any of the following  shall  constitute an event of default under this Agreement (an "Event of Default"):

            (a) The institution of any bankruptcy, insolvency or similar proceeding by or against LICENSEE in any jurisdiction, the appointment of a receiver for LICENSEE's business or a substantial part of its assets or an assignment for the benefit of LICENSEE's creditors.

            (b) The dissolution or liquidation of LICENSEE.

      8.3 Upon the occurrence of any Event of Default listed in Section  8.2(a),
(b) or (c), OWNER shall have the right to terminate this Agreement upon giving written notice to the LICENSEE thirty (30) days prior to the effective date of termination, and if the cause for such notice is not cured within such period, then at the expiration of such thirty (30) day period, this Agreement and all rights and licenses granted to the LICENSEE hereunder shall automatically terminate. Upon the occurrence of any Event of Default listed in Section 8.2(a), OWNER shall have the right to terminate this Agreement upon notice to LICENSEE.

      8.4 In the event of termination of the license rights granted hereunder for any reason(s) whatsoever:

            (a) The obligations of the parties under Section 9 shall remain in full force and effect;

            (b) The OWNER agrees to negotiate  with  sublicensee  in good faith;
and

            (c) LICENSEE shall return, deliver, and assign to OWNER all records regardless of medium containing any Confidential Information, together with all other documents which relate to or describe the manufacture, use, sale, or characteristics of the Invention and/or Licensed Products and or Patent Rights which are in its possession, custody, or control.

      8.6 The termination of this Agreement shall not affect or prejudice any other provisions of this Agreement which are expressly or by implication provided to continue in effect after such termination.


9.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

      9.1 Neither party shall use any Confidential Information of the other party for any purpose except to exercise its rights and perform its obligations under this Agreement. Neither party shall disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party with a need to know. Notwithstanding the above, either party may disclose information on a "need-to-know" basis to potential business associates with the approval of the other party, which will not be unreasonably withheld or delayed.


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

      9.2 Each party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information, and shall ensure that its employees who have access to Confidential Information of the other party a non-use and non-disclosure agreement in content similar to the provisions hereof prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party under the other party previously approves the same in writing. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

10.   DISPUTE RESOLUTION.

      10.1 The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiation. If a controversy or claim should arise hereunder, the representatives of the parties will meet in Morris County, New Jersey, within thirty (30) days, to confer at least once and will attempt to resolve the matter. If the matter has not been resolved within fourteen (14) days of their first meeting, the representatives shall have the right to refer the matter to arbitration, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled as set forth in Section 10.2.

      10.2. Except as provided in Section 10.3, all disputes, controversies or differences which may arise between the parties out of or in relation to this Agreement or any default or breach thereof may be resolved by arbitration in accordance with the then-current rules of American Arbitration Association by one or more arbitrators appointed in accordance with such rules. Any arbitration shall take place in Morris County, New Jersey. Any decision or award resulting from the arbitration provided for in this Section 10.2 shall be final and binding on the parties.

      10.3 Notwithstanding Section 10.3, either party has the right to bring suit in a court of competent jurisdiction against the other party for any breach of such other party's duties of confidentiality pursuant to Section 9 of this Agreement. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

11.   MISCELLANEOUS.

      11.1 Entire Agreement; Modifications. Except as otherwise provided in that certain Operating Agreement of Astralis, LLC dated ____, 2001, this Agreement constitutes the parties' entire agreement with respect to the subject matter of this Agreement and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended, altered or modified except by a writing signed by both of the parties.


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      11.2 Waivers Strictly Construed. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party under this Agreement; (i) no waiver or extension of time shall be effective unless expressly set forth in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be presumed to be given to LICENSEE by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

      11.3 Successors And Assigns. Except as provided herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns. Except as otherwise provided in Section 2 hereof; PROVIDED, HOWEVER, that LICENSEE may assign its rights under this Agreement in connection with a merger, consolidation or sale of substantially all of the assets of LICENSEE if the successor entity agrees in writing prior to the assignment to be bound by all the terms and conditions of this Agreement. Any attempt by LICENSEE to assign or delegate any portion of this Agreement in violation of this Section 11 and
Section 2 shall be null and void.

      11.4 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or facsimile or certified mail (or, if certified mail is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which will initially be as set forth in Section 11.4(b). Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

                  If to LICENSEE:            ASTRALIS, LLC
                                             135 Columbia Turnpike, Suite 301
                                             Florham Park, New Jersey 07932
                                             Attn:    Mike Ajnsztajn

                  If to OWNER:               Jose Antonio O'Daly
                                             Terraza D Club Hipico
                                             Calle Colombia
                                             Quinta SUNSET
                                             Caracas, Venezuela

      11.5 Governing Law; Consent To Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without regard to the conflict of laws rules of the State of New Jersey or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of New Jersey for all purposes in connection with any action or proceeding that arises from or relates to this


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

Agreement, and further agrees that, subject to Section 8, any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of New Jersey, and hereby waives any rights it may have to personal service of summons, complaint, or other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth in Section 11.4.

      11.6 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section.

      11.7 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision of this Agreement prohibited or unenforceable in any respect.

      11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 Legal Counsel. Legal Counsel. The parties hereto acknowledge and agree that RIKER, DANZIG, SCHERER, HYLAND & PERRETTI LLP ("Riker") has acted as counsel to the LICENSEE and may continue to do so in the sole and absolute discretion of the LICENSEE and Riker. The parties further acknowledge and agree that Riker is acting as counsel to the LICENSEE with respect to the transactions contemplated by this Agreement and that the OWNER has been advised to seek independent legal counsel and has availed himself of this right, or waived their right to so. The OWNER specifically waives any conflicts of interest which may arise in connection with Riker's representation of the LICENSEE in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

      11.10 Third-Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

      11.11 Agreement Negotiated. Each party acknowledges that it is sophisticated and has consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumption of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.


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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be duly executed, as of the day and year first above written.


WITNESS:                                    OWNER:


------------------------            ----------------------------
                                    JOSE ANTONIO O'DALY

                                    LICENSEE:
                                    ASTRALIS, LLC


                                    By:
------------------------            ----------------------------
                                       Name: Mike Ajnsztajn
                                       Title:  Manager



                                    By:
------------------------            ----------------------------
                                       Name: Jose Antonio O'Daly
                                       Title: Manager


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